UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

July 22, 2009

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J. 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (609) 430-2880

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 22, 2009, Medarex, Inc., a New Jersey corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), and Puma Acquisition Corporation, a New Jersey corporation and a wholly-owned subsidiary of BMS (“Acquisition Sub”).  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, BMS has agreed to cause Acquisition Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), for $16.00 per Share in cash (the “Offer Price”).

The Merger Agreement provides that the Offer will commence within seven business days after the date of the Merger Agreement, and will remain open for at least 20 business days.  Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of BMS.  Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by BMS, Acquisition Sub and the Company) will be cancelled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If Acquisition Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to Section 14A:10-5.1 of the New Jersey Business Corporation Act, without additional approval by the Company’s shareholders. Otherwise, the Company may hold a special shareholders’ meeting to obtain shareholder approval of the Merger.

Subject to the terms and conditions of the Merger Agreement, the Company has granted Acquisition Sub an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of newly-issued Shares that, when added to the number of Shares owned by BMS and Acquisition Sub at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding, subject to applicable regulatory and stock exchange requirements and there being authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been purchased pursuant to the Offer. Acquisition Sub will pay the Offer Price for each Share acquired upon exercise of the Top-Up Option.

Completion of the Offer is subject to customary conditions, including (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares already owned by BMS, a majority of the Shares outstanding (determined on a fully diluted basis ), and (ii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors.  The Merger Agreement also contains customary termination provisions for the Company and BMS and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s Board of Directors’ recommendation, then the Company may be required to pay BMS a termination fee of $70.80 million, representing 2.95% of the aggregate Offer Price.

The 2.25% Convertible Senior Notes due May 15, 2011 that are outstanding immediately prior to the effective time of the Merger shall be treated in accordance with the terms of the Indenture dated as of May 3, 2004, as amended pursuant to the First Supplemental Indenture dated as of October 4, 2006, by and between the Company and Wilmington Trust Company, as Trustee.  Upon the effective time of the Merger, each $1,000 principal amount of such notes shall be convertible into $1,166.61, based on the Offer Price.

The Merger Agreement is attached to provide the Company’s shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or BMS in the Company’s or BMS’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or BMS. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which Acquisition Sub may have the right not to consummate the Offer, or BMS or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated in this report by reference.

Items 1.01 and 3.03. Entry into a Material Definitive Agreement; Material Modification to Rights of Security Holders

The Company entered into the Second Amendment to Rights Agreement, dated as of July 22, 2009, with Continental Stock Transfer & Trust Company (the “Amendment”). The Amendment amends the Rights Agreement, dated as of May 23, 2001, as amended by that certain Amendment to Rights Agreement dated as of November 6, 2007 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

The Amendment, among other things, generally provides that neither BMS nor Acquisition Sub will be deemed to be an “Acquiring Person” or an “Interested Stockholder” (as such terms are defined in the Rights Agreement), and a “Distribution Date” and “Stock Acquisition Date” (as such terms are defined in the Rights Agreement) will not be deemed to have occurred, in each case, solely as a result of (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Acquisition Sub of Shares pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement. The Amendment also provides that the Rights (as such term is defined in the Rights Agreement) will expire, and the Expiration Date (as such term is defined in the Rights Agreement) will occur, immediately prior to the effective time of the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 to this report and incorporated in this report by reference.

Item 8.01. Other Events.

On July 22, 2009, BMS and the Company issued a joint press release, a copy of which is furnished as Exhibit 99.1 to this report and incorporated by reference in this report, announcing the execution of the Merger Agreement.

NOTICES

Important Information about the Tender offer

The Offer described herein has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities.  At the time the tender offer is commenced, BMS will cause Acquisition Sub to file a tender offer statement on Schedule TO with the SEC.  Investors and Medarex shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Medarex with the SEC, because they will contain important information.  These documents will be available at no charge on the SEC’s website at www.sec.gov.  A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all shareholders of Medarex, Inc. at www.medarex.com or by contacting Medarex, Inc. at 707 State Road, Princeton, New Jersey 08540, 609-430-2880.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Medarex shareholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; as well as risks detailed from time to time in Medarex’s public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, subsequent quarterly filings on Form 10-Q and the solicitation/recommendation statement to be filed in connection with the tender offer. The information contained herein is as of July 23, 2009. The Company disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of Medarex’s public disclosure filings are available from its investor relations department.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 22, 2009, among Bristol-Myers Squibb Company, Puma Acquisition Corporation and Medarex, Inc.
4.1	Second Amendment to Rights Agreement, dated as of July 22, 2009, by and among Medarex, Inc. and Continental Stock Transfer & Trust Company.
99.1	Joint Press Release issued by Bristol-Myers Squibb Company and Medarex, Inc., dated July 22, 2009, incorporated by reference to Schedule 14D-9C filed by Medarex, Inc. with the SEC on July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

July 23, 2009	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 22, 2009, among Bristol-Myers Squibb Company, Puma Acquisition Corporation and Medarex, Inc.
4.1	Second Amendment to Rights Agreement, dated as of July 22, 2009, by and among Medarex, Inc. and Continental Stock Transfer & Trust Company.
99.1	Joint Press Release issued by Bristol-Myers Squibb Company and Medarex, Inc., dated July 22, 2009, incorporated by reference to Schedule 14D-9C filed by Medarex, Inc. with the SEC on July 23, 2009.